                                                                   EXHIBIT 10(S)

                                PROMISSORY NOTE
                                ---------------


$38,000,000.00                                                  January 11, 1999


     FOR VALUE RECEIVED, the undersigned, SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership and SAUL CENTERS, INC., a Maryland corporation (hereinafter collectively called "Maker"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter, together with all subsequent holders of this Note, called "Payee"), on or before the 12th day of January, 2002 (the "Maturity Date"), the principal sum of THIRTY-EIGHT MILLION AND NO/100 DOLLARS ($38,000,000.00), or so much thereof as may actually be advanced from time to time hereunder, together with interest on the unpaid principal balance from time to time outstanding at the rate per annum equal to the "Prime Rate" (as herein defined) of interest as it fluctuates (hereinafter called the "Applicable Rate"); provided, however, subject to the limitations stated herein, Maker may elect in accordance with the procedures set forth below to have interest accrue and be paid on all or a portion of the outstanding principal balance hereof at a rate per annum equal to the "Fixed Increment Rate" (as herein defined).

     1.  Defined Terms.  Certain terms used herein shall be defined as set forth
         -------------
above or immediately below. All capitalized terms, unless otherwise specifically defined herein, shall be defined as set forth in the Deed of Trust (as herein defined).

         (a)  "Appraisal":  An appraisal of the Trust Property, in form and
               ---------
substance acceptable to Payee, prepared at Maker's expense, by a third-party appraiser approved by Payee with such adjustments as Payee's appraisal division may reasonably determine on review.

         (b)  "Average Rent":  The aggregate annual rent from all leases in
               ------------
question, as Rent is determined in the second sentence of Section 1(t), divided by the aggregate rentable square feet demised by such leases.

         (c)  "Business Day":  (i) With respect to any borrowing, payment or
               ------------
rate determination for a Fixed Increment Rate, a day, other than a Saturday or Sunday, on which Payee is open for business in Washington, D.C. and San Francisco, California and on which dealings in U.S. dollars are carried on in the London interbank market; and (ii) for all other purposes, any day, excluding
(x) Saturday and Sunday, (y) any day which is a legal holiday under the laws of the State of California and the District of Columbia, and (z) any day on which banking



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institutions located in California or the District of Columbia are required or authorized by law or other governmental action to close.

          (d)  "Debt Constant Test":  The determination by Payee, in its sole
                ------------------
but reasonable discretion, that Net Operating Income from the most recent fiscal quarter multiplied by four (4) is not less than an amount equal to the Loan Amount (as defined below) multiplied by twelve percent (12%).

          (e)  "Event of Default":  As that term is defined in the Deed of
                ----------------
Trust.

          (f)  "Extension Test".:  The determination by Payee, in its sole but
                -------------- -
reasonable discretion, that (i) there is no Event of Default arising under any of the Loan Documents, (ii) the Loan to Value Test has been satisfied, and (iii) the Debt Constant Test has been satisfied.

          (g)  "First Leasing Requirement".  The delivery to Payee of fully
                -------------------------
executed leases covering not less than 100,000 rentable square feet of office space and not less than 25,000 rentable square feet of retail space in the Improvements on the Trust Property (as such terms are defined in the Deed of Trust), approved by Payee or which, under the terms of the Deed of Trust, do not require the approval of Payee generating in the aggregate Average Rent equal to at least the Minimum Rent.

          (h)  "Fixed Increment":  The portion of the outstanding principal
                ---------------
balance hereof specified by Maker to Payee effective as of the applicable Fixed Period Commencement Date (as herein defined); provided, however, in no event shall the initial Fixed Increment be less than One Million and No/100 Dollars ($1,000,000.00) and all other Fixed Increments shall be available in increments of Five Hundred Thousand and No/100 Dollars ($500,000.00) or the remaining outstanding principal balance under this Note.

          (i)  "Fixed Increment Rate":  The interest rate with respect to a
                --------------------
Fixed Increment shall be equal to the sum of (i) One and Ninety Hundredths percent (1.90%) plus (ii) the Fixed LIBO Rate, which Fixed LIBO Rate is divided by one (1.00) minus the LIBO Rate Reserve Requirement; provided, however, that upon request of Maker and the submission to Payee of all necessary documentation evidencing (as determined by Payee) that the First Leasing Requirement (as herein defined) is satisfied, the interest rate with respect to a Fixed Increment shall be equal to the sum of (i) One and Seventy Hundredths percent (1.70%) plus (ii) the Fixed LIBO Rate, which Fixed LIBO Rate is divided by one (1.00) minus the LIBO Rate Reserve Requirement, provided, further, however, that upon request of Maker and the submission to Payee of all necessary documentation evidencing (as determined by Payee) that the Second Leasing Requirement (as herein defined) is satisfied, the interest rate with respect to a Fixed Increment shall be equal to the sum of (i) One and Forty-five Hundredths percent (1.45%) plus (ii) the Fixed LIBO

Rate, which Fixed LIBO Rate is divided by one (1.00) minus the LIBO Rate Reserve Requirement. The Fixed Increment Rate shall be rounded upward to the nearest whole multiple of one-hundredth of one percent (.01%). Effective on the first day of the month immediately succeeding the determination by Payee that the First Leasing Requirement or the Second Leasing Requirement, as applicable, is satisfied, the interest rate with respect to all Fixed Increments then in effect shall be reduced to the applicable level set forth in this Paragraph 1(h).

          (j)  "Fixed LIBO Rate":  The rate of interest quoted by Payee as the
                ---------------
London Inter Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 A.M. Pacific time, on a Fixed Period Commencement Date, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Increment and for a period of time approximately equal to a Fixed Period. The Fixed LIBO Rate shall be rounded, if necessary, to the next highest one sixteenth of one percent (1/16%).

          (k)  "Fixed Period":  A period as designated by Maker of thirty (30),
                ------------
sixty (60), ninety (90) or one hundred eighty (180) days from the Fixed Period Commencement Date. Notwithstanding the foregoing, in no event shall any Fixed Period extend beyond the Maturity Date.

          (l)  "Fixed Period Commencement Date":  The proposed commencement of
                ------------------------------
the applicable Fixed Period.

          (m)  "Fixed Rate Notice".  A written notice in the form prescribed by
                -----------------
Payee which confirms the Fixed Increment Rate for a particular Fixed Increment.

          (n)  "LIBO Rate Reserve Requirement":  The daily average during the
                -----------------------------
Fixed Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Fixed Period) which is imposed under Regulations K and D (defined below) against Eurocurrency liabilities.

          (o)  "Loan":  The loan advanced under this Note and evidenced hereby
                ----
and by the other Loan Documents.

          (p)  "Loan Amount":  The principal amount outstanding under this Note
                -----------
from time to time.

          (q)  "Loan Documents":  As that term is defined in the Deed of Trust.
                --------------

          (r)  "Loan to Value Test":  The determination by Payee, in its sole
                ------------------
but reasonable discretion pursuant to the Appraisal that the Loan to Value Ratio (as herein defined) does not exceed seventy-five percent (75%).

          (s)  "Loan to Value Ratio":  The ratio obtained by dividing (i) the
                -------------------
Loan Amount by (ii) the then current market value of the Trust Property determined pursuant to the Appraisal dated no earlier than sixty (60) days prior to the date of calculation of such ratio.

          (t)  "Minimum Rent":  In the case of office space, $20.50 per rentable
                ------------
square foot triple net with no expense stop or $28.50 per rentable square foot on a full service basis with an estimated base year expense of $8.00 per rentable square foot, and in the case of retail space, $27.50 per rentable square foot triple net with no expense stop. Rent, as used in this paragraph as applied to each lease, shall mean the nominal rent on an annual basis stated in such lease less the sum, amortized on an annual basis over the term of such lease in years, of any and all (i) rent abatements, (ii) tenant improvements in excess of $25 per rentable square foot funded by Maker, and (iii) other tenant concessions.

          (u)  "Net Operating Income":  The sum of (i) all net income generated
                --------------------
by the Trust Property as determined on a GAAP accrual basis plus (to the extent deducted in determining such net income) interest, depreciation and amortization and less rent concessions applicable on a cash basis to the period in question (to the extent included in receipts in the determination of net income) as generated pursuant to leases with bona fide third party tenants in possession of their space pursuant to leases which are in full force and effect and have been previously approved by Payee (or for which Payee's approval is not required under the Loan Documents), and (ii) all other income other than from leases arising from direct operations of or licenses or operating agreements for any part of the Improvements determined on a GAAP accrual basis. Maker shall provide Payee with all information and materials required by Payee necessary for the determination of Net Operating Income.

          (v)  "Prime Rate":  The base rate of interest per annum established
                ----------
from time to time by Payee, San Francisco, California, and designated as its prime rate. Changes in the Applicable Rate resulting from changes in the Prime Rate shall become effective on the date each such change in such Prime Rate is established by Payee.

          (w)  "Regulation D":  Regulation D of the Board of Governors of the
                ------------
Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          (x)  "Regulation K":  Regulation K of the Board of Governors of the
                ------------
Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to the international and foreign activities of United States banking organizations applicable to member banks of the Federal Reserve System.

          (y)  "Second Leasing Requirement". Attainment of the First Leasing
                --------------------------
Requirement, Substantial Completion of the Base Building, as defined in the Construction Loan Agreement and the delivery to Payee of fully executed leases covering not less than eighty-five (85%) of the net rentable square footage of the Improvements on the Trust Property, approved by Payee or which, under the terms of the Deed of Trust, do not require the approval of Payee, generating (in the aggregate) Average Rent equal to at least the Minimum Rent.

          (z)  "Unmatured Event of Default":  Any event, happening or occurrence
                --------------------------
which would constitute an Event of Default under the Loan Documents after the giving of any required notice or expiration of any applicable cure period or grace period.

     2.   Interest Rates; Term; Repayment.
          -------------------------------

          (a) Accrual of Interest; Repayment of Loan.  Interest based on a 360-
              --------------------------------------
day year will accrue on the number of days funds are actually outstanding. Interest shall be calculated on a daily basis and shall be payable monthly in arrears on the first day of each and every month following the date hereof until the Maturity Date, at which time all accrued and unpaid interest and the unpaid principal balance hereof shall be due and payable in full.

          (b) Extension of Maturity Date.  The Maturity Date of this Note may be
              --------------------------
extended by Maker for two (2) periods of one (1) year each (an "Extension Period") upon the written request of Maker given not less than sixty (60) days nor more than one hundred twenty (120) days prior to the then-effective Maturity Date to be extended, each such extension being subject to satisfaction of the following:

              (1) Payment at the commencement of each applicable Extension Period by Maker of an extension fee equal to One Quarter of One percent (0.25%) of the principal amount of this Note;

              (2) Payment prior to the first day of each applicable Extension Period by Maker of any tax, together with penalties and interest thereon (if any) due to either the City of Alexandria or the Commonwealth of Virginia in connection with the Loan or any extension thereof;

              (3) The delivery by Maker to Payee of an extension agreement and such other documentation as Payee may reasonably require in connection therewith, all of which shall be in form and substance acceptable to Payee (including a modification of this Note to provide that the maximum amount of interest payable from the date of such modification shall not exceed the maximum amount payable under law in effect during the applicable Extension Period);

              (4) At the time of such notice and on the first day of the applicable Extension Period, there shall exist no uncured Event of Default under any of the Loan Documents ( as defined in the Deed of Trust);

              (5) Maker shall, if requested by Payee, deliver to Payee an opinion of counsel in form and substance acceptable to Payee, stating that, inter alia, the Loan Documents create valid and binding obligations of Maker and are enforceable in accordance with their terms, subject to customary qualifications;

              (6) Maker shall deliver to Payee an endorsement to or reissuance of the existing title insurance policy held by Payee in connection with the Loan, revising the effective date of the policy to the first day of the applicable Extension Period and stating that the coverage afforded thereby, or the agreements thereunder, shall not be adversely affected because of such extension;

              (7)  An Appraisal having an effective date not earlier than sixty
(60) days and delivered not later than thirty (30) days prior to the Maturity Date indicating that the Loan to Value Test is satisfied;

              (8) The delivery by Maker to Payee of all financial information reasonably requested by Payee, as provided for in the Deed of Trust;

              (9) Maker shall pay, at its sole cost and expense, all reasonable costs incurred by Payee in connection with such extension, including appraisal fees, inspection fees, survey and survey recertification fees, reasonable legal fees, and fees for environmental studies and reports and such other professional services which Payee in good faith determines at the time such extension is requested are necessary to satisfy any Legal Requirement (as defined in the Deed of Trust) and to protect the value of the Trust Property and Improvements; the payment by Maker of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the outstanding balance of this Note; and

              (10) Payee is satisfied that the Extension Test has been met.


          (c) No Obligation to Extend.  Notwithstanding Maker's right to extend
              -----------------------
the Maturity Date of the Loan as set forth hereinabove, Maker hereby agrees that Payee shall have no commitment or obligation to extend the Maturity Date beyond January 12, 2004.

          (d) Election to Fix Interest Rate.  Any election to fix the interest
              -----------------------------
rate with respect to each Fixed Increment may be made only (i) once during any thirty (30) day period and (ii) while no Event of Default or Unmatured Event of Default is in existence hereunder or under any of the other Loan Documents. Maker, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Increment Rate to be used in calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following conditions:

              (i) One Business Day before requesting a Fixed Increment Rate, Maker shall give Payee advance telephonic notice that it will request a rate quotation for a portion of the principal balance of this Note and for a period of time which conforms to a Fixed Increment and Fixed Period as defined herein.

              (ii) At approximately 9:00 A.M. (Pacific time) on the Business Day next following said advance notice, Maker may telephonically request Payee to quote telephonically an applicable Fixed Increment Rate for the Fixed Increment and Fixed Period selected by Maker. At any one time during the term hereof, no more than five (5) Fixed Increments may be outstanding. Maker shall not be released from its obligation to pay interest at the Applicable Rate and Payee shall incur no liability to Maker if Maker is unable to obtain a telephonic quote on any Business Day.

              (iii) If Maker accepts Payee's telephonic quote of the Fixed Increment Rate requested within five (5) minutes of the quotation thereof by Payee, interest at said Fixed Increment Rate shall accrue on the Fixed Increment and for the Fixed Period selected. The date the quoted Fixed Increment Rate is telephonically accepted by Maker shall be the Fixed Period Commencement Date for that Fixed Period.

              Payee is authorized to rely upon the telephonic request and acceptance of Scott V. Schneider and William Anhut as Maker's duly authorized agents, or such additional authorized agents as Maker shall designate in writing to Payee. Maker's telephonic notices, requests and acceptances shall be directed to such officers of Payee as Payee may from time to time designate.

              If Maker elects the Fixed Increment Rate, but the applicable Fixed Period will commence on a date which is not a Business Day, such Fixed Period shall be deemed to commence on the next Business Day after it would otherwise commence, and any interest which accrues hereunder in the interim shall accrue at the Applicable Rate.

          (e) Fixed Rate Notice.  Maker's acceptance of a Fixed Increment Rate
              -----------------
shall be confirmed by a written Fixed Rate Notice, which Payee shall deliver to Maker. Payee's failure to deliver the Fixed Rate Notice shall not release Maker from Maker's obligation to pay interest at the Applicable Rate pursuant to the terms hereof.

          (f) Nonavailability of Funds.  Notwithstanding anything contained
              ------------------------
herein to the contrary, if Maker elects the Fixed Increment Rate to apply but Payee is unable for any reason to obtain funds in the amount of the Fixed Increment elected for the Fixed Period elected, interest on such Fixed Increment shall accrue at the Applicable Rate unless and until a new election of the Fixed Increment Rate is made by Maker and Payee is then able to obtain such funds.

          (g) No Effective Election.  In the absence of an effective election by
              ---------------------
Maker of the Fixed Increment Rate in accordance with the above procedures prior to the expiration of the then current Fixed Period with respect to any Fixed Increment, interest on such Fixed Increment shall accrue at the Applicable Rate, effective immediately upon the expiration of such Fixed Period.

          (h) Payment of Fees and Costs.  Maker shall (i) pay all legal fees
              -------------------------
reasonably incurred by Payee in connection with the preparation of this Note and any and all other Loan Documents contemplated hereby (including, but not limited to, any amendments hereto or thereto or consents, releases or waivers hereunder or thereunder); (ii) reimburse Payee promptly upon demand for all amounts expended, advanced or incurred by Payee pursuant to the terms of the Loan Documents to satisfy any obligation of Maker under this Note or any other Loan Documents, which amounts shall include all court costs, reasonable attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Payee in connection with any such matter; and (iii) any and all other costs and expenses payable by Maker pursuant to the Loan Documents, including, without limitation, the Loan fee in the amount of $256,750.00, an appraisal fee in the amount of $12,000.00, an environmental review fee in the amount of $425.00, documentary taxes and recording, brokerage, reasonable attorneys', surveyors', accountants', engineers', architects' and inspectors' fees and title insurance premiums. Except to the extent that certain of these costs and expenses are included within the definition of Indebtedness (as defined in the Deed of Trust), the costs and expenses shall not be credited, in any way or to any extent, against any portion of the Indebtedness.

     3.   Special Provisions Applicable to Fixed LIBO Rate.  Notwithstanding any
          ------------------------------------------------
other provisions hereof:

          (a) Costs of Payee.  Maker acknowledges and agrees that Payee may
              --------------
incur costs, expenses and losses, including, without limitation, costs, expenses and losses resulting from the occurrence of any of the events referred to in subsections (b) and (c) below which increase the cost to Payee of maintaining the Loan on a Fixed LIBO Rate basis. Accordingly, Maker shall pay to Payee within twenty (20) days of written demand, in addition to all other amounts due under this Note and under the Loan Documents, all amounts reasonably determined by Payee required to compensate Payee for all such costs, expenses and losses, if any, to the extent that such costs, expenses and losses increase the cost to Payee of maintaining the Loan on a Fixed LIBO Rate basis, provided that Payee agrees, as soon as reasonably possible, to give Maker notice of any such increased costs, expenses, or losses, which written notice shall include an explanatory certificate in reasonable detail as to the increased costs.

          (b) Change in Law.  If any change in applicable law or regulations or
              -------------
any interpretation thereof by any government, central bank, or agency or instrumentality of either ("Governmental Authority") charged with the administration thereof shall:

              (i) impose, modify, or deem applicable any reserve, special deposit or special requirements against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for advances by Payee; or

              (ii)  impose on Payee any other conditions regarding this Note; or

              (iii) subject Payee (or make it apparent that Payee is subject) to any tax (including, without limitation, any international interest equalization tax), levy, impost, duty, charge, fee, deduction or withholding on or from payment due from Maker under this Note and the other Loan Documents, other than income and franchise taxes of the United States and its political subdivisions, or

              (iv) change the basis of taxation of payments due from Maker to Payee hereunder (other than by a change in the statutory rate of taxation of the overall income of Payee);

and any of the foregoing results in an increase in the cost to Payee of maintaining the Loan on a Fixed LIBO Rate basis, then upon demand made by Payee to Maker, Maker shall pay to Payee, from time to time, as reasonably determined and certified by Payee, additional amounts that shall compensate Payee for such increased cost. Payee will notify Maker of any event that entitles Payee to such additional amounts and will furnish Maker with an explanatory certificate in reasonable detail as to the increased cost as a result of any such event mentioned in this subsection. Maker shall within twenty (20) days of written demand pay such additional amounts to Payee. All such determinations by Payee that are certified to Maker shall be presumed to be correct, absent manifest computational errors, provided they are made in good faith.

          (c) Reserve Cost Requirement. Maker shall pay Payee on the days on
              ------------------------
which interest is payable under this Note the actual costs to Payee, as determined in good faith by Payee and evidenced by an explanatory notice delivered to Maker by Payee, of Payee's complying with any reserve, special deposit or similar requirements (including, but not limited to, state law requirements and, to the extent not already paid by Maker by inclusion within the definition of LIBO Rate Reserve Requirement, Regulations K and D of the Board of Governors of the Federal Reserve System of the United States) imposed or deemed applicable against foreign assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for advances by Payee of any Governmental Authority charged with the administration of such requirements, to the extent that such requirements increase the cost to Payee of maintaining the Loan on a Fixed LIBO Rate basis.

     4.   Prepayment
          ----------

          (a) Ability to Prepay.  Maker shall have the right prior to the
              -----------------
Maturity Date, upon ten (10) days' prior written notice, to prepay all or any portion (except any portion constituting a Fixed Increment during its applicable Fixed Period which may only be prepaid as set forth in the following paragraphs) of the principal balance owing hereunder from time to time; provided, however, that (x) if such prepayment is only a partial payment of the then outstanding principal balance hereof, such prepayment shall be accompanied by the payment of all accrued but unpaid interest on the portion of the outstanding principal balance of the Note being so paid through the date the prepayment is made, and
(y) for same day credit all monies shall be received at Payee's office at Wells Fargo Bank, 2120 East Park Place, Suite 100, E1 Segundo, California 90245 on or before 11:00 a.m., Pacific Standard Time or Pacific Daylight Time (as applicable). All monies received after this time shall be deemed received on the following Business Day and shall continue to accrue interest in accordance with the terms hereof to the date funds are deemed received.

          (b) Prepayment of Fixed Increment.  Maker shall have the right to
              -----------------------------
prepay any Fixed Increment only upon payment to Payee, at the time of such prepayment, of an amount equal to all costs, fees and penalties incurred by Payee in connection with such prepayment, such amounts to include that sum which is equal to the excess of (i) the interest that would have been payable by Maker for such Fixed Increment for the remainder of the applicable Fixed Period at the applicable Fixed Increment Rate had such prepayment not been made by Maker, over
(ii) the interest that would have been payable by Maker for such Fixed Increment for the remainder of the applicable Fixed Period at the applicable Fixed Increment Rate in effect on the date of prepayment.

          (c) Prepayment Resulting from Acceleration.  In addition, in any such
              --------------------------------------
event, the provisions of the immediately preceding paragraph hereto (relating to the obligation of Maker to pay to Payee certain amounts in the event of the prepayment of a Fixed Increment prior to the last day of the applicable Fixed Period) shall apply with respect to any Fixed Increment prepaid by Maker prior to the last day of the applicable Fixed Period as a result of the acceleration by Payee of the outstanding principal balance hereof.

     5.   General Provisions.
          -------------------

          (a) Application of Payments.  All payments on this Note shall, at the
              -----------------------
option of Payee, be applied first to the payment of late charges, if any, then to the payment of accrued interest, and after all such interest has been paid, any remainder shall be applied to reduction of the principal balance, and, from and after the occurrence of an Event of Default, in such order as Payee may designate. All payments hereunder shall be delivered to Payee at Payee's office at Wells Fargo Bank, 2120 East Park Place, Suite 100, El Segundo, California 90245 or at such other address as Payee may from time to time designate in writing to Maker.

          (b) Waivers.  Except as otherwise specifically provided in the Loan
              -------
Documents, Maker and any endorsers hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. Maker and any endorsers hereof agree that the time for any payments hereunder may be extended from time to time without notice and consent to the acceptance of further security or the release of any existing security for this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note even though Maker is not a party to such agreement.

          (c) Acceleration.  If an Event of Default shall occur under any of the
              ------------
Loan Documents, then Payee may, at its option, without further notice or demand, declare the unpaid principal balance and accrued and unpaid interest on this Note, together with any other sums owing at the time of such declaration, at once due and payable; foreclose all security deeds, deeds of trust, mortgages and liens securing payment hereof; pursue any and all other rights, remedies, and recourses available to Payee, or pursue any combination of the foregoing, all remedies hereunder and under the Loan Documents being cumulative.

          (d) No Waiver.  Failure to exercise any of the foregoing options shall
              ---------
not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Payee.

          (e) Late Charges.  If any payment required under this Note (other than
              ------------
the payment of the principal hereof at the Maturity Date or upon acceleration) is not paid within ten (10) days after it becomes due and payable, Payee of this Note may require an additional payment of a late charge for late payment to compensate for Payee's loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed three percent (3%) of such delinquent payment. Said late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest.
In the event the maturity of the Indebtedness hereunder is accelerated by Payee, this paragraph shall apply only to payments overdue prior to the time of such acceleration. This paragraph shall not be deemed to be a waiver of Payee's right to accelerate payment of this Note under the terms hereof.

          (f) Interest Rate After an Event of Default.  Upon the occurrence of
              ---------------------------------------
an Event of Default, at the option of Payee (i) all amounts hereunder then bearing interest at a Fixed Increment Rate shall bear interest at the Applicable Rate, and (ii) all amounts payable hereunder or under the Loan Documents shall bear interest for the period beginning with the date of occurrence of such default at a rate of interest per annum (the "Default Rate"), payable on the first day of each and every month, equal to four percent (4%) above the Applicable Rate, as it fluctuates, or four percent (4%) above the Fixed Increment Rate to the extent that Payee does not exercise its option to change the Fixed Increment Rate to the Applicable Rate, as set forth in subparagraph
(5)(f)(i) above, whichever is applicable, as in effect from time to time and continuing until such Event of Default shall have been cured.

          (g) Default Rate on Outstanding Balance.  Notwithstanding any other
              -----------------------------------
provision of this Note to the contrary, from and after the Maturity Date of this Note (as it may have been extended pursuant to the terms hereof), or such earlier date as the unpaid principal owing on this Note becomes due and payable upon acceleration or otherwise pursuant to the terms hereof, the whole of the unpaid principal and interest owing on this Note shall thereafter bear interest until paid in full at the Default Rate.

          (h) Legal Tender; Costs of Collection.  All amounts payable hereunder
              ---------------------------------
are payable in lawful money of the United States of America. Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

          (i) Security.  This Note is issued pursuant to that certain
              --------
Construction Loan Agreement of even date herewith executed by Maker and Payee and is secured, inter alia, by the Deed of Trust. All of the agreements,
                ----- ----
conditions, covenants, warranties, representations, provisions and stipulations made by or imposed upon Maker under the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully inserted herein, and Maker covenants and agrees to keep and perform the same, or cause them to be kept and performed, strictly in accordance with their terms.

          (j) Joint and Several Liability.  If this Note is executed by more
              ---------------------------
than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note. If Maker is a partnership, each general partner of Maker shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that, in the Event of a Default hereunder or under any of the Loan Documents, Payee exhaust any assets of Maker before proceeding against such general partner's assets.

          (k) Time of Essence.  MAKER AGREES THAT TIME IS OF THE ESSENCE IN THE
              ---------------
PERFORMANCE OF ALL OBLIGATIONS HEREUNDER.

          (l) Governing Law.  This Note shall be governed by and construed
              -------------
according to the laws of the Commonwealth of Virginia.

          (m) Usury.  It is expressly stipulated and agreed to be the intent of
              -----
Maker and Payee at all times to comply with the applicable law now or hereafter governing the interest payable on this Note or the Loan (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Virginia law). If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or under any of the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Payee's exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

          (n) Amortization.  All sums paid or agreed to be paid to Payee for the
              ------------
use, forbearance or detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Loan for so long as debt is outstanding under the Loan.

          (o) Successors and Assigns.  The term "Maker" as used in this Note
              ----------------------
shall mean and have reference to, collectively, all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this Note, whether as principal maker, endorser, or otherwise, together with all parties who have acquired the property conveyed by the Deed of Trust or any portion or portions thereof, together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

          (p) No Merger.  Except as may be permitted by the terms of the Deed of
              ---------
Trust, Maker shall not merge into or with any other company, firm or corporation without the prior written consent of Payee; provided, however, if any merger occurs, then the resulting merged company, firm or corporation shall become liable as Maker under this Note to the same extent as Maker hereunder. Maker warrants and represents that Maker has full power and authority to make and execute this Note, and that this Note is fully and legally binding upon Maker.

          (q) Notices.  All notices or other communications required or
              -------
permitted to be given pursuant to this Note shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or if sent by Federal Express or other overnight delivery service, or by delivering same in person to the intended addressee or by prepaid telegram. Notice given in any manner shall be effective upon receipt. For purposes of notice, the addresses of the parties shall be as set forth below:

          The address of Maker is:

              Saul Holdings Limited Partnership
              c/o Saul Centers, Inc.
              8401 Connecticut Avenue
              Chevy Chase, MD  20815
              Attention:  Chief Financial Officer

          With copies of all notices to Maker to:

              Shaw, Pittman, Potts & Trowbridge
              2300 N Street, N.W.
              Washington, DC  20037
              Attention:  Sheldon J. Weisel, Esq.

          The address of Payee is:

              Wells-Fargo Bank, National Association
              Real Estate Group
              2020 K Street, N.W., Suite 420
              Washington, D.C.  20006-1806


          With copies of all notices to Payee to:

              Wells Fargo Bank
              Real Estate Group
              420 Montgomery Street
              San Francisco, CA  94111
              Attention:  Chief Credit Officer

provided, however that any party hereto shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of fifteen (15) business days' notice to the other party in the manner set forth hereinabove.

          (r) Purpose.  The undersigned and all endorsers of this Note, and
              -------
other parties primarily or secondarily liable hereon, each represents and warrants that the amounts advanced or to be advanced under this Note and Loan Documents and evidenced hereby are greater than $5,000 and are being made exclusively in connection with a loan made for business or investment purposes within the meaning and intent of Section 6.1-330.75 of the Code of Virginia
(1950), as amended.

          (s) Interpretation.  Whenever possible, each provision of this Note
              --------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

          (t) Amendments.  This Note may not be changed orally, but only by an
              ----------
agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          (u) WAIVER OF JURY TRIAL.  EACH PARTY TO THIS NOTE AND, BY ITS
              --------------------
ACCEPTANCE HEREOF, PAYEE, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN

                                                                Initials:_______

CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND EACH PARTY AND PAYEE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE AND PAYEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND PAYEE TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     6.  Reduction in Recourse Provision.
         --------------------------------

          (a) Subject to the exceptions and qualifications described below, upon
(i) Substantial Completion of the Base Building and (ii) receipt by Payee of estoppel certificates reasonably acceptable to Payee from tenants providing for in the aggregate Average Rent equal to at least the Minimum Rent under leases approved by Payee or which do not require the approval of Payee pursuant to the Deed of Trust, for not less than fifty percent (50%) of the rentable space in the Improvements, the undersigned shall thereafter no longer be personally liable for the payment of the indebtedness evidenced by or created or arising under this Note or arising under the Loan Documents for any amount in excess of
(x) Nineteen Million Dollars ($19,000,000.00) plus (y) any and all interest and fees set forth in this Note, plus (z) any unreimbursed expenses incurred by Wells Fargo in protecting, preserving or defending its interests in connection with the Loan or under the Loan Documents, including, without limitation all reasonable attorneys' fees and all other expenses incurred by Wells Fargo in connection with any trustee's sale or foreclosure and/or sale of all or any of the Trust Property or other collateral covered by the Loan Documents (the "Adjusted Amount), and any judgment or decree in any action brought to enforce the obligation of the undersigned to pay such indebtedness in excess of the Adjusted Amount shall be enforceable against the undersigned only to the extent of its interest in the property encumbered by the Deed of Trust and the other Loan Documents and any such judgment or decree shall not be subject to execution upon or be a lien upon the assets of the undersigned other than its interest in such property. All proceeds of any trustee's sale or foreclosure and/or sale of all or any of the Trust Property or other collateral covered by the Loan Documents applicable by their terms to the amount of this Note shall be allocated first to the portion of this Note for which Maker is not personably liable and then to the portion of this Note for which Maker is personably liable, and Maker acknowledges that Payee may pursue any and all rights, remedies, and recourses available to Payee under this Note or under the Loan


                                                                Initials:_______

Documents, or pursue any combination of the foregoing, in such order as Payee may determine in its sole discretion, and that all rights, remedies and recourses hereunder and under the Loan Documents are cumulative.

          (b) The foregoing limitation of personal liability shall be subject to the following exceptions and qualifications:

          The undersigned shall be fully and personally liable for all costs, expenses or losses incurred by Payee as a result of any of the following:

               (A) Failure to pay taxes, assessments and any other charges which could result in prior liens against any portion of the property covered by the Deed of Trust or the other Loan Documents;

               (B) Failure to pay and discharge any mechanic's liens, materialmen's liens or other liens against any portion of the property covered by the Deed of Trust or the other Loan Documents;

               (C) Fraud, misrepresentation or waste;

               (D) Retention by the undersigned of any rental income or other income arising with respect to any property covered by the Deed of Trust or the other Loan Documents which, under the terms thereof, should have been paid to Payee hereof;

               (E) All insurance proceeds, condemnation awards or other similar funds or payments attributable to any property covered by the Deed of Trust or the other Loan Documents which, under the terms thereof, should have been paid to Payee hereof;

               (F) Failure to maintain, repair or restore any property covered by the Deed of Trust or the other Loan Documents in accordance with the terms thereof;

               (G) The removal, demolition, damage or destruction of any property covered by the Deed of Trust or the other Loan Documents which is neither permitted by the terms of the Loan Documents, consented to in writing by Payee nor is fully compensated for by insurance proceeds or condemnation awards; and

               (H) The failure of the Deed of Trust or any Other Loan Document to constitute a first and prior lien upon the property subject only to the exceptions set forth in Exhibit "B" to the Deed of Trust and any exceptions permitted by any other Loan Document.


                                                                Initials:_______

               (I) Any expense, damage, loss or liability incurred by the Lender arising from the presence of oil, toxic or hazardous waste on the property encumbered by the Deed of Trust and the other Loan Documents.

          (c) Nothing contained in this paragraph shall affect or limit the ability of Payee hereof to enforce any of its rights or remedies with respect to any property encumbered by the Deed of Trust and the other Loan Documents.

          (d) Nothing contained in this paragraph shall affect or limit the rights of Payee hereof to proceed against any person or entity, including the undersigned or any partner in the undersigned, with respect to the enforcement of any separate guaranties of payment or guaranties of performance and completion or other similar rights, but the foregoing shall not be construed to extend and relate to any obligation of Saul Centers, Inc. arising under this Note or any other Loan Document executed contemporaneously with this Note, all of which obligations are subject to the limitations of liability contained in this Paragraph 6.

          (e) The limitation contained in this paragraph shall be void and completely ineffective in the event that the undersigned or any general partner of the undersigned shall voluntarily file any petition or commence any case or proceeding under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy or reorganization, or the entry of any order of relief under the Federal Bankruptcy Code with respect to the undersigned or any general partner in the undersigned.



  [The remainder of this page is blank and the next page is a signature page]


                                                                Initials:_______

     IN WITNESS WHEREOF, this Note has been duly executed as of the date first above written.



WITNESS/ATTEST:
                                              SAUL HOLDINGS LIMITED
                                              PARTNERSHIP, a Maryland limited
                                              partnership


[CORPORATE SEAL]                              By: Saul Centers, Inc., a Maryland
                                                  corporation
                                                  General Partner


         /S/                                      By:         /S/
------------------------                              -----------------------
                                                      B. Francis Saul II
                                                      Chairman

[CORPORATE SEAL]                              SAUL CENTERS, INC., a Maryland
                                              corporation


         /S/                                  By:         /S/
------------------------                          ---------------------
                                                  B. Francis Saul II
                                                  Chairman


This signature page is attached to and is a part of that certain Promissory Note in the original principal amount of Thirty-eight Million and No/100 Dollars ($38,000,000.00), from Saul Holdings Limited Partnership and Saul Centers, Inc., collectively as "Maker", to Wells Fargo Bank, National Association, as "Payee."


                                                                Initials:_______

                         CERTIFICATE OF IDENTIFICATION
                         -----------------------------


     This Note is secured by a Credit Line Deed of Trust, Security Agreement, and Assignment of Leases and Rents (the "Deed of Trust") of even date herewith on property located in the City of Alexandria, Virginia from Saul Holdings Limited Partnership and Saul Centers, Inc. to Thomas G. McGarry and Joseph B. Whitebread, Jr., Trustees.

     THIS IS TO CERTIFY that this is the Note described in such Deed of Trust bearing even date herewith, said Deed of Trust and this Note having been executed in my presence.


                                                                 /S/
                                                    ---------------------------
                                                            Notary Public

My Commission Expires: ___________________